August 10, 2023 Priority Technology Holdings, Inc. (Nasdaq: PRTH) Supplemental Slides: Q2 2023 Earnings Call

2 DISCLAIMER Important Notice Regarding Forward-Looking Statements and Non-GAAP Measures This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, Priority Technology Holdings, Inc.’s (“Priority”, “we”, “our” or “us”) 2023 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein. We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K filed with the SEC on March 23, 2023 and our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023. These filings are available online at www.sec.gov or www.prioritycommerce.com. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Priority believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and the slides at the end of this presentation for a reconciliation of such non-GAAP financial measures to the most comparable GAAP numbers. Additionally, we present guidance for Adjusted EBITDA and Adjusted EBITDA as percentage of Adjusted Gross Profit, non-GAAP measures without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. See more information in Priority’s earnings press release. Adjusted Gross profit referred throughout this presentation is a non-GAAP measure calculated by subtracting Cost of services (excluding depreciation and amortization) from Revenue. Adjusted Gross profit margin referred throughout this presentation is a non-GAAP measure calculated by dividing Adjusted Gross Profit discussed above by Revenue. See Appendix 1 of this presentation for a reconciliation of Adjusted Gross Profit to Gross Profit as per GAAP and Priority’s earnings press release for more details.

$404 $515 $664 $765 $15 2020 2021 2022 2023 258K+ Active Merchants $117B+ in LTM Total Volume Q2 2023 Results 548K+ Consumer Accounts NET REVENUE +10% $70 $96 $140 $160 $5 2020 2021 2022 2023 REVENUE % Growth ADJ EBITDA1 % Margin Guidance Range $765 - $780 $160 - $165 ADJ GROSS PROFIT1 +20% ADJ EBITDA1 +21% OPERATING INCOME +46% Q2 2023 KEY METRICS Continued STRONG MOMENTUM 3 $ in Millions 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. Key 2nd Quarter 2023 Highlights Guidance Range

Revenue increased 10% to $182.3 million Adj Gross Profit1 increased 20% to $67.0 million Adj Gross Profit margin1 increased 330 basis points to 36.8% Adjusted EBITDA1 increased 21% to $41.1 million $55.7M $67.0M 33.5% 36.8% $33.9M $41.1M $166.4M $182.3M Q2 22 Q2 23 Q2 22 Q2 23 Q2 22 Q2 23Q2 22 Q2 23 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 4 Second Quarter 2023 Consolidated Results 10% 20% 330BP 21%

Revenue increased 15% to $367.3 million Adj Gross Profit1 increased 21% to $130.1 million Adj Gross Profit margin1 increased 180 basis points to 35.4% Adjusted EBITDA1 increased 23% to $78.7 million $107.4M $130.1M 33.6% 35.4% $64.2M $78.7M $319.7M $367.3M Q2 22 Q2 23 Q2 22 Q2 23 Q2 22 Q2 23Q2 22 Q2 23 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 5 Year-to-Date Consolidated Results 15% 21% 180BP 23%

Priority Unified Commerce Platform

APPLICATIONS

SMB ACQUIRING

POS Terminals
- Pro
- Flex
- Enterprise

MXM™ POS Suite

Applications
- Retail
- Restaurant
- e|tab
- LandlordStation
- Build
- Givve
- PayRight

B2B PAYMENTS

CPX
Supplier Funded

Plastiq
Buyer Funded

AP Automation

ENTERPRISE PAYMENTS

Passport Program Mgmt

CFTPay

CFTConnect

BANKING

Passport Account UI

Passport Commerce APIs (Passport)

ENGINE

Passport Platform Architecture (Shared Macro/Micro Services)

Commerce
- Card Processing
- Compliance
- Card Issuing
- Pay Fac

Banking
- Virtual Accounts
- ACH/ACH+
- Bill Payments
- Check Processing /Recon
- Ledger
- Compliance

Data Science
- Data Warehouse
- Business Intelligence
- Data Science
- Visualization

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Plastiq Overview

- Leading software platform for B2B payments automation that powers all aspects of accounts payable (“AP”) and accounts receivable (“AR”) operations for SMBs
- Plastiq’s buyer funded AP solution combines seamlessly with CPX’s supplier funded model to offer a complete automated payables solution to address working capital needs and cash flow acceleration for businesses of all sizes

Plastiq at a glance

> 215,000
SMBs have used Plastiq

> 230,000+
Suppliers connected to Plastiq

~$3 billion
Volume run rate[3]

~$70 million
Net Revenue run rate[4]

$1+ trillion
TAM unlocked with B2B modernization

50+
Countries served, 20+ currencies

plastiq pay
Helps SMBs to pay any invoice with a credit card regardless of card acceptance by the suppliers; centralized cash management incl. payments and monitoring plastiq accept
Enable businesses to get paid with credit cards without any processing fees plastiq Credit
Working capital financing for SMBs


B2B Payments and Credit
iQ
Software

plastiq connect
Automated integrations with accounting software, ERPs and marketplaces plastiq SmartPay
End-to-end control center for all bills, payments with workflow and insights

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[1]Aggregated unique SMB payers from inception to December 2022 | [2]Aggregated unique suppliers from inception to December 2022 | [3]1H'23 Annualized Card Volume | [4]1H'23 Annualized Net Revenue; represents net of customer rebates and concessions but inclusive of interchange and network fees

FINANCIAL RESULTS

9 Key Revenue Drivers SMB revenue of $147.9 million increased 4% from $142.5 million in Q2 2022 ➢ Bankcard $ Volumes of $15.1 billion decreased 2% ➢ Average Merchant Count of 257K increased by 4% ➢ New Merchant Boards averaged 4K per month in Q2 Q2 23Q2 22 4% 9 Revenue increased 4% to $147.9 million Second Quarter 2023 – SMB (Revenue) $142.5M $147.9M

Adj Gross Profit margin1 decreased 100 basis points to 23.9% Operating Income decreased 18% to $11.5 million 100BP 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 18% 10 Adj Gross Profit1 decreased 1% to $35.3 million Second Quarter 2023 – SMB (Profits) Q2 23Q2 22 $35.5M $35.3M 24.9% 23.9% $14.0M $11.5M 1% Q2 23Q2 22 Q2 23Q2 22

Second Quarter 2023 – B2B (Revenue) 11 Key Revenue Drivers B2B revenue of $3.0 million decreased 44% from $5.3 million in Q2 2022 ➢ Largely driven by Managed Services decrease from $2.8 million to $0.2 million due to final wind down of a specific customer program ➢ CPX increased from $2.5 million in Q2 2022 to $2.8 million in Q2 2023 due to volume growth in core business 44% Revenue decreased 44% to $3.0 million Q2 23Q2 22 $5.3M $3.0M

26% Second Quarter 2023 – B2B (Profits) 1900 BP 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 12 103% Adj Gross Profit margin1 increased from 59.7% to 78.8% Operating Loss of $0.0 million decreased from Operating Income of $0.7M Adj Gross Profit1 decreased 26% to $2.3 million Q2 23Q2 22 Q2 23Q2 22 Q2 23Q2 22 $3.2M $2.3M 59.7% 78.8% $0.7M ($0.0M)

13 Key Revenue Drivers ENTERPRISE revenue of $31.4 million increased 69% from $18.6 million in Q2 2022 ➢ Avg Monthly New Enrollments of 53K increased 89% from 28K ➢ Avg Number of Billed Clients increased 44% to 520K from 362K ➢ Increase in deposit balances and interest rates continues to drive growth in revenue 69% Revenue increased 69% to $31.4 million Second Quarter 2023 – Enterprise (Revenue) Q2 23Q2 22 $18.6M $31.4M

72% 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 14 Adj Gross Profit margin1 increased 200 basis points to 93.3% Operating Income increased 182% to $16.1 million Adj Gross Profit1 increased 72% to $29.3 million 182%200BP Second Quarter 2023 – Enterprise (Profits) Q2 23Q2 22 Q2 23Q2 22 Q2 23Q2 22 $17.0M $29.3M 91.3% 93.3% $5.7M $16.1M

3%15%21% Salaries & Benefits increased 21% to $19.1 million SG&A increased 15% to $10.8 million Depreciation & Amortization increased 3% to $18.0 million 15 Operating Expenses Q2 23Q2 22 Q2 23Q2 22 Q2 23Q2 22 $15.8M $19.1M $9.3M $10.8M $17.5M $18.0M

16 Adjusted EBITDA experienced strong growth in Q2 2023 ➢ Q2 2023 Adjusted EBITDA of $41.1 million increased 21.2% from $33.9 million in Q2 2022 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. Adjusted EBITDA1 Walk EBITDA Walk (In millions) 2023 2022 Q2 Q2 Consolidated net income (loss) (GAAP) (0.6)$ 0.3$ Add: Interest expense 17.8 12.3 Add: Depreciation and amortization 18.0 17.5 Add: Income tax expense (benefit) 2.3 0.5 EBITDA (non-GAAP) 37.5 30.6 Further adjusted by: Add: Non-cash stock-based compensation 1.7 1.5 Add: Non-recurring expenses: Legal, professional, accounting and other SG&A 1.9 1.8 Adjusted EBITDA (non-GAAP) 41.1$ 33.9$

Total Debt of $612.7 million at end of Q2 2023 decreased from $615.7 million in Q1 2023 ➢ Decrease driven by net $1.0 million Revolver decrease and $2.0 million in Term Loan Repayments ➢ Net Debt of $595.1 million decreased $4.7 million compared to Q1 2023 ➢ Revolver Capacity at the end of Q2 2023 was $49.5 million 17 In Millions Outstanding Debt

Preferred Stock of $240.7 million, Net of $19.5 million of Unaccreted Discounts and Issuance Costs ➢ Second Quarter Dividends and Accretion as follows: 18 In Millions Senior Redeemable Preferred Stock 2nd Quarter (dollars in Millions) 2023 Dividend: Payment in Kind 4.46$ Cash 6.47 10.93 Accretion 0.83 11.76$

APPENDIX

Adjusted Gross Profit Reconciliation

The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

	(in Millions) Three Months Ended June 30, 2023				(in Millions) Three Months Ended June 30, 2022			
	SMB	B2B	Enterprise	Total	SMB	B2B	Enterprise	Total
Revenues	$ 147.9	$ 3.0	$ 31.4	$ 182.3	$ 142.5	$ 5.3	$ 18.6	$ 166.4
Costs of services (excluding depreciation and amortization)	(112.6)	(0.6)	(2.1)	(115.3)	(107.0)	(2.1)	(1.6)	(110.7)
Adjusted Gross Profit	**35.3**	**2.4**	**29.3**	**67.0**	**35.5**	**3.2**	**17.0**	**55.7**
Adjusted Gross Profit Margin	23.9%	80.0%	93.3%	36.8%	24.9%	60.4%	91.4%	33.5%
Depreciation and amortization of revenue generating assets	(1.7)	(1.0)	(0.3)	(3.0)	(1.4)	(1.0)	(0.2)	(2.6)
Gross Profit	**$ 33.6**	**$ 1.4**	**$ 29.0**	**$ 64.0**	**$ 34.1**	**$ 2.2**	**$ 16.8**	**$ 53.1**
Gross Profit Margin	22.7%	46.7%	92.4%	35.1%	23.9%	41.5%	90.3%	31.9%

	(in Millions) Six Months Ended June 30, 2023				(in Millions) Six Months Ended June 30, 2022			
	SMB	B2B	Enterprise	Total	SMB	B2B	Enterprise	Total
Revenues	$ 302.8	$ 5.8	$ 58.7	$ 367.3	$ 272.5	$ 11.2	$ 36.0	$ 319.7
Costs of services (excluding depreciation and amortization)	(232.0)	(1.5)	(3.7)	(237.2)	(204.1)	(4.9)	(3.3)	(212.3)
Adjusted Gross Profit	**70.8**	**4.3**	**55.0**	**130.1**	**68.4**	**6.3**	**32.7**	**107.4**
Adjusted Gross Profit Margin	23.4%	74.1%	93.7%	35.4%	25.1%	56.3%	90.8%	33.6%
Depreciation and amortization of revenue generating assets	(3.4)	(2.2)	(0.4)	(6.0)	(2.8)	(1.9)	(0.3)	(5.0)
Gross Profit	**$ 67.4**	**$ 2.1**	**$ 54.6**	**$ 124.1**	**$ 65.6**	**$ 4.4**	**$ 32.4**	**$ 102.4**
Gross Profit Margin	22.3%	36.2%	93.0%	33.8%	24.1%	39.3%	90.0%	32.0%

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